Exhibit 99.1

Oppenheimer Holdings Inc. Reports Fourth Quarter and Full Year 2025 Earnings

New York, January 30, 2026 – Oppenheimer Holdings Inc. (NYSE: OPY) (the "Company" or "Firm") today reported net income of $74.4 million or $7.08 basic earnings per share for the fourth quarter of 2025 compared with net income of $10.7 million or $1.04 basic earnings per share for the fourth quarter of 2024, an increase of 593.1%. Revenue for the fourth quarter of 2025 was $472.6 million compared to revenue of $375.4 million for the fourth quarter of 2024, an increase of 25.9%.
For the year ended December 31, 2025, the Company reported net income of $148.4 million or $14.13 basic earnings per share compared with net income of $71.6 million or $6.91 basic earnings per share for the year ended December 31, 2024, an increase of 107.4%. Revenue for the year ended December 31, 2025 was $1.6 billion compared to revenue of $1.4 billion for the year ended December 31, 2024, an increase of 14.4%.

Summary Operating Results (Unaudited)
('000s, except per share amounts or otherwise indicated)
	4Q-25	4Q-24	FY-25	FY-24
Revenue	$472,630	$375,417	$1,638,071	$1,432,496
Compensation Expense	$260,119	$256,439	$1,016,506	$936,814
Non-compensation Expense	$106,541	$101,911	$410,374	$389,925
Pre-tax Income	$105,970	$17,067	$211,191	$105,757
Income Tax Provision	$32,052	$6,338	$63,232	$34,510
Net Income (1)	$74,362	$10,729	$148,403	$71,557
Earnings Per Share (Basic) (1)	$7.08	$1.04	$14.13	$6.91
Earnings Per Share (Diluted) (1)	$6.51	$0.92	$13.04	$6.37
Book Value Per Share	$93.81	$82.31	$93.81	$82.31
Tangible Book Value Per Share (2)	$76.78	$64.96	$76.78	$64.96
(1) Attributable to Oppenheimer Holdings Inc.
(2) Represents book value less goodwill and intangible assets divided by number of shares outstanding

Highlights

•Record gross revenue for the fourth quarter and full year 2025
•Record basic and diluted earnings per share for the fourth quarter and the full year 2025
•The Capital Markets segment generated near record quarterly revenue, driven by a meaningful increase in investment banking activity
•Improved results in the Wealth Management segment driven by record high full year retail commissions and record high full year advisory fees attributable to a rise in billable assets under management ("AUM") and an increase in incentive fees from alternative investments
•Compensation expenses increased from the prior year largely as a result of higher production-related expenses and incentive compensation accruals
•Increased non-compensation expenses for the full year 2025 reflect higher underwriting and technology-related expenses
•Total stockholders' equity, book value per share and tangible book value per share at December 31, 2025 reached record levels as a result of positive earnings
•Returned value to shareholders by declaring a $1.00 per share special dividend payable in January 2026 while repurchasing 46,292 shares during the year at an average price of $64.36 per share

Robert S. Lowenthal, President and CEO commented, "The Firm’s operating results for the fourth quarter and full year 2025 were much improved. We achieved record full year and quarterly earnings per share with increased revenues driven by broad-based strength across our core businesses. Both of our operating segments benefited from a generally favorable macroeconomic environment, including a sustained rise in equity markets, which drove all major U.S. indices to a third straight year of double-digit gains. Markets continued to rally with support from an accommodative Federal Reserve and strong corporate earnings, helping offset concerns about trade tensions and a softening labor market. Interest in, and announced investments in artificial intelligence (AI) platforms provided significant additional strength to equity markets.

The favorable market conditions benefited our Wealth Management business, as rising asset values underpinned increased client trading activity and lifted assets under management to record levels, resulting in higher related fees compared with the prior-year period. Alternative Investments also benefited from certain sponsored hedge funds surpassing prior high-water marks, which generated meaningful incentive fees in the fourth quarter of 2025. These increases were somewhat offset by lower fees earned on our FDIC sweep product due to reduced average sweep balances. Our Capital Markets business also performed well and continued to build on the strength and momentum that we saw in the third quarter. Investment Banking, in particular, experienced a continued wave of deal activity. Underwriting and advisory transaction volumes remained strong, reflecting the benefits of prior investments we made in building our banking franchise.

We are very pleased with our 2025 financial performance which was achieved through the commitment of our employees and their continued focus on client outcomes. Revenues and earnings per share reached a new record, our balance sheet remains conservatively positioned, and our stockholders’ equity and book value per share metrics reached fresh highs. Our solid operating results and capital position allowed us to return additional value to shareholders in the form of a $1.00 per share special dividend in early January. Looking ahead, our Firm remains well-positioned to navigate evolving market and economic conditions and capitalize on opportunities across our businesses. As we enter 2026, we believe that the momentum is likely to continue providing strong underpinnings to the equity markets and to results within our investment banking franchise."

Segment Results (Unaudited)
('000s, except per share amounts or otherwise indicated)
	4Q-25	4Q-24	FY-25	FY-24
Wealth Management
Revenue	$287,270	$253,515	$1,035,403	$972,052
Pre-tax Income	$98,839	$53,708	$292,065	$265,739
Assets Under Administration (billions)	$143.3	$129.5	$143.3	$129.5
Asset Under Management (billions)	$55.2	$49.4	$55.2	$49.4

Capital Markets
Revenue	$182,928	$119,325	$591,315	$447,579
Pre-tax Income (Loss)	$52,839	$(4,975)	$56,167	$(39,596)

Fourth Quarter Results

Wealth Management

Wealth Management reported revenue of $287.3 million for the fourth quarter of 2025, 13.3% higher compared with a year ago. Pre-tax income was $98.8 million, an increase of 84.0% compared with a year ago. Financial advisor headcount totaled 924 at the end of the fourth quarter of 2025, compared with 931 at the end of the fourth quarter of 2024.
Revenue:
•Retail commissions were relatively flat compared to the prior year
•Advisory fees increased 28.4% from a year ago due to higher AUM valuations during the billing period and higher incentive fees from alternative investments
•Bank deposit sweep income for the fourth quarter of 2025 decreased $4.6 million from a year ago due to lower prevailing short-term interest rates and lower average sweep balances
•Interest revenue was relatively unchanged compared with the prior year
•Other revenue increased slightly from a year ago due to a number of items, including an increase in the cash surrender value of Company-owned life insurance policies, which fluctuates based on changes in the fair value of the policies' underlying investments
Assets under Management (AUM):
▪AUM of $55.2 billion reached record levels at December 31, 2025, which is the basis for advisory fee billings for January 2026
▪The $5.8 billion increase in AUM from December 31, 2024 to December 31, 2025 was largely due to higher asset values resulting from market appreciation
Total Expenses:
•Compensation expenses decreased 7.4% from the prior year period primarily due to lower costs associated with share appreciation rights, partially offset by higher production-related expenses
•Non-compensation expenses were relatively flat compared with the prior year

('000s; except otherwise indicated)
	4Q-25	4Q-24

Revenue	$287,270	$253,515
Commissions	$61,760	$61,020
Advisory Fees	$166,589	$129,748
Bank Deposit Sweep Income	$27,733	$32,364
Interest	$22,173	$22,561
Other	$9,015	$7,822

Total Expenses	$188,431	$199,807
Compensation	$138,777	$149,846
Non-compensation	$49,654	$49,961

Pre-tax Income	$98,839	$53,708

Compensation Ratio	48.3%	59.1%
Non-compensation Ratio	17.3%	19.7%
Pre-tax Margin	34.4%	21.2%

Assets Under Administration (billions)	$143.3	$129.5
Assets Under Management (billions)	$55.2	$49.4
Cash Sweep Balances (billions)	$3.0	$3.0

Capital Markets

Capital Markets reported revenue of $182.9 million for the fourth quarter of 2025, 53.3% higher compared with a year ago. Pre-tax income was $52.8 million compared with a pre-tax loss of $5.0 million a year ago.

Revenue:
Investment Banking
•Advisory fees earned from investment banking activities increased 41.3% compared with a year ago due to greater participation in M&A and restructuring transactions with higher associated fees
•Equity underwriting fees increased $38.7 million when compared with a year ago due to greater fees associated with transactions in the healthcare and technology sectors
•Fixed income underwriting fees increased $1.6 million, or 71.8%, compared with a year ago due to a higher number of public finance transactions
Sales and Trading
•Equities sales and trading revenue increased 18.4% from a year ago due to higher trading volumes, including increased options-related commissions
•Fixed income sales and trading revenue increased 6.9% from the prior year period largely due to higher trading volumes and higher interest income on trading inventory

Total Expenses:
•Compensation expenses increased 6.2% from the prior year period primarily due to greater production-related expenses
•Non-compensation expenses increased 1.8% from a year ago as a result of higher underwriting-related expenses and technology-related expenses, partially offset by lower clearance and execution costs

('000s; except otherwise indicated)
	4Q-25	4Q-24

Revenue	$182,928	$119,325

Investment Banking	$97,027	$42,070
Advisory Fees	$42,751	$30,266
Equities Underwriting	$47,871	$9,206
Fixed Income Underwriting	$3,765	$2,192
Other	$2,640	$406

Sales and Trading	$85,718	$76,082
Equities	$45,050	$38,035
Fixed Income	$40,668	$38,047

Other	$183	$1,173

Total Expenses	$130,089	$124,300
Compensation	$86,077	$81,085
Non-compensation	$44,012	$43,215

Pre-tax Income (Loss)	$52,839	$(4,975)

Compensation Ratio	47.1%	68.0%
Non-compensation Ratio	24.1%	36.2%
Pre-tax Margin	28.9%	(4.2)%

Full Year Results

Wealth Management

Wealth Management reported revenue of $1,035.4 million for the year ended December 31, 2025, 6.5% higher compared with the prior year. Pre-tax income was $292.1 million, an increase of 9.9% from the prior year.
Revenue:
•Retail commissions increased 6.2% from the prior year, reaching a record high, driven by higher retail transaction volumes
•Advisory fees increased 14.9% from the prior year, setting a new record, due to higher billable AUM and increased incentive fees from alternative investments
•Bank deposit sweep income for the full year decreased $24.0 million or 17.3% from the prior year due to lower average cash sweep balances and lower short-term interest rates
•Interest revenue was flat with the prior year
•Other revenue increased 5.8% compared with the prior year primarily due to allocated syndicate fees and changes in market value of the Firm's investments in hedge funds and private equity funds

Assets under Management (AUM):
▪AUM of $55.2 billion reached record levels at December 31, 2025, which is the basis for advisory fee billings for January 2026
▪The $5.8 billion increase in AUM from December 31, 2024 to December 31, 2025 was largely due to higher asset values resulting from market appreciation
Total Expenses:
•Compensation expenses increased 5.0% from the prior year primarily due to greater production-related expenses, partially offset by lower costs associated with share appreciation rights
•Non-compensation expenses increased 6.0% from the prior year due to number of items, including higher technology-related expenses and external portfolio manager costs that are directly related to higher AUM

('000s; except otherwise indicated)
	FY-25	FY-24
Revenue	$1,035,403	$972,052
Commissions	$235,321	$221,558
Advisory Fees	$555,387	$483,390
Bank Deposit Sweep Income	$114,811	$138,771
Interest	$87,982	$88,714
Other	$41,902	$39,619
Total Expenses	$743,338	$706,313
Compensation	$539,694	$514,227
Non-compensation	$203,644	$192,086

Pre-tax Income	$292,065	$265,739

Compensation Ratio	52.1%	52.9%
Non-compensation Ratio	19.7%	19.8%
Pre-tax Margin	28.2%	27.3%
Assets Under Administration (billions)	$143.3	$129.5
Assets Under Management (billions)	$55.2	$49.4
Cash Sweep Balances (billions)	$3.0	$3.0
`

Capital Markets

Capital Markets reported revenue of $591.3 million for the year ended December 31, 2025, 32.1% higher compared with the prior year. Pre-tax income was $56.2 million compared with a pre-tax loss of $39.6 million for the prior year.

Revenue:
Investment Banking
•Advisory fees earned from investment banking activities increased 5.4% compared with the prior year due to greater participation in M&A transactions with higher associated fees
•Equities underwriting fees increased 163.8% compared with the prior year due to higher new issuance activity in the financial institutions, healthcare and technology sectors during second half of this year
•Fixed income underwriting fees were up $7.1 million, or 60.0%, compared with the prior year due to a higher number of public finance transactions
Sales and Trading
•Equities sales and trading revenue increased 26.7% compared with the prior year due to higher trading volumes, including increased options-related commissions
•Fixed income sales and trading revenue increased 10.5% compared with the prior year driven by higher trading income attributable to higher volumes and interest income earned on trading inventory

Total Expenses:
•Compensation expenses were higher than the prior year primarily due to higher incentive compensation and production-related expenses
•Non-compensation expenses were 6.9% higher compared with the prior year mainly due to an increase in technology and underwriting expenses, partially offset by lower interest expenses

('000s; except otherwise indicated)
	FY-25	FY-24

Revenue	$591,315	$447,579

Investment Banking	$260,446	$166,785
Advisory Fees	$113,065	$107,222
Equities Underwriting	$121,821	$46,181
Fixed Income Underwriting	$18,946	$11,844
Other	$6,614	$1,538

Sales and Trading	$328,254	$277,262
Equities	$170,886	$134,854
Fixed Income	$157,368	$142,408

Other	$2,615	$3,532

Total Expenses	$535,148	$487,175
Compensation	$360,276	$323,612
Non-compensation	$174,872	$163,563

Pre-tax Income (Loss)	$56,167	$(39,596)

Compensation Ratio	60.9%	72.3%
Non-compensation Ratio	29.6%	36.5%
Pre-tax Margin	9.5%	(8.8)%

Other Matters

•The Board of Directors announced a quarterly dividend in the amount of $0.18 per share for the fourth quarter of 2025 payable on February 27, 2026 to holders of Class A non-voting and Class B voting common stock of record on February 13, 2026
•The Company paid a special dividend of $1.00 per share to holders of Class A non-voting and Class B voting common stock on January 9, 2026 totaling $10.5 million
•Compensation expense as a percentage of revenue was 62.1% during the 2025 year versus 65.4% for the prior year
•The effective tax rate for the 2025 year improved to 29.9% compared with 32.6% for the prior year as the impact of certain unfavorable permanent items and nondeductible foreign losses was reduced due to higher income levels in the year ended December 31, 2025

(In millions, except number of shares and per share amounts)
	FY-25	FY-24
Capital
Stockholders' Equity (1)	$983.8	$850.4
Regulatory Net Capital (2)	$485.1	$384.4
Regulatory Excess Net Capital (2)	$457.8	$357.9

Common Stock Repurchases
Repurchases	$3.0	$9.6
Number of Shares	46,292	243,806
Average Price Per Share	$64.36	$39.39

Period End Shares	10,487,240	10,331,401
Effective Tax Rate	29.9%	32.6%

(1) Attributable to Oppenheimer Holdings Inc.
(2) Attributable to Oppenheimer & Co. Inc. broker-dealer

Company Information

Oppenheimer Holdings Inc., through its operating subsidiaries, is a leading middle market investment bank and full service broker-dealer that is engaged in a broad range of activities in the financial services industry, including retail securities brokerage, institutional sales and trading, investment banking (corporate and public finance), equity and fixed income research, market-making, trust services, and investment advisory and asset management services. With roots tracing back to 1881, the Company is headquartered in New York and has 88 retail branch offices in the United States and institutional businesses located in London, Tel Aviv, and Hong Kong.

Forward-Looking Statements

This press release includes certain "forward-looking statements" relating to anticipated future performance. For a discussion of the factors that could cause future performance to be different than anticipated, reference is made to Factors Affecting "Forward-Looking Statements" and Part 1A – Risk Factors in the Company's Annual Report on Form 10-K for the year ended December 31, 2024 and Factors Affecting "Forward-Looking Statements" in Part I, Item 2 in the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 2025.

Oppenheimer Holdings Inc.
Consolidated Income Statements (Unaudited)
('000s, except number of shares and per share amounts)

	For the Three Months Ended December 31,			For the Year Ended December 31,
	2025	2024	% Change	2025	2024	% Change
REVENUE
Commissions	$122,828	$113,726	8.0	$464,415	$409,710	13.4
Advisory fees	166,604	129,758	28.4	555,439	483,433	14.9
Investment banking	97,748	44,606	119.1	266,392	176,447	51.0
Bank deposit sweep income	27,733	32,364	(14.3)	114,811	138,770	(17.3)
Interest	39,737	35,932	10.6	152,982	135,537	12.9
Principal transactions, net	11,805	12,012	(1.7)	50,214	54,684	(8.2)
Other	6,175	7,019	(12.0)	33,818	33,915	(0.3)
Total revenue	472,630	375,417	25.9	1,638,071	1,432,496	14.4
EXPENSES
Compensation and related expenses	260,119	256,439	1.4	1,016,506	936,814	8.5
Communications and technology	27,446	25,501	7.6	105,770	99,361	6.5
Occupancy and equipment costs	16,132	16,248	(0.7)	63,690	63,852	(0.3)
Clearing and exchange fees	6,203	7,894	(21.4)	27,846	27,641	0.7
Interest	20,140	21,360	(5.7)	86,561	87,991	(1.6)
Other	36,620	30,908	18.5	126,507	111,080	13.9
Total expenses	366,660	358,350	2.3	1,426,880	1,326,739	7.5

Pre-tax Income	105,970	17,067	520.9	211,191	105,757	99.7
Income tax provision	32,052	6,338	405.7	63,232	34,510	83.2
Net Income	$73,918	$10,729	589.0	$147,959	$71,247	107.7

Less: Net loss attributable to non-controlling interest, net of tax	(444)	—	*	(444)	(310)	*
Net income attributable to Oppenheimer Holdings Inc.	$74,362	$10,729	593.1	$148,403	$71,557	107.4

Earnings per share attributable to Oppenheimer Holdings Inc.
Basic	$7.08	$1.04	580.8	$14.13	$6.91	104.5
Diluted	$6.51	$0.92	607.6	$13.04	$6.37	104.7

Weighted average number of common shares outstanding
Basic	10,505,084	10,331,401	1.7	10,502,853	10,349,803	1.5
Diluted	11,456,283	11,389,040	0.6	11,383,240	11,230,007	1.4

Period end number of common shares outstanding	10,487,240	10,331,401	1.5	10,487,240	10,331,401	1.5
* Percentage not meaningful